Exhibit 5.1

140 Scott Drive Menlo Park, California 94025 Tel: +1.650.328.4600 Fax: +1.650.463.2600 www.lw.com

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Amplitude, Inc.

201 Third Street, Suite 200

San Francisco, California 94103

Re:	Registration Statement on Form S-1 (Registration No. 333-259168)
Up to 35,398,389 shares of Class A Common Stock of Amplitude, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Amplitude, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 30, 2021 (Registration No. 333-259168) (as so filed and as amended, the “Registration Statement”). The Registration Statement relates to the registration of the offer and sale from time to time of up to 35,398,389 shares (the “Shares”) of Class A Common Stock, par value $0.00001 per share, of the Company (the “Class A Common Stock”), all of which are being offered by certain stockholders (the “Registered Stockholders”) of the Company. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the listing of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.    When the Shares that may be offered and sold by certain Registered Stockholders upon the exercise of options, the settlement of restricted stock units or the vesting of restricted stock have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of such Registered Stockholders, and have been issued by the Company in the circumstances contemplated by and pursuant to the Company’s Amended

September 13, 2021

and Restated 2014 Stock Option and Grant Plan (as amended, the “2014 Plan”) or option agreement, as applicable, and assuming in each case that the individual issuances, grants or awards under the 2014 Plan or option agreement, as applicable, are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of applicable law and the 2014 Plan (and the agreements and awards duly adopted thereunder and in accordance therewith) or option agreement, as applicable, the issuance of such Shares will have been duly authorized by all necessary corporate action of the Company, and such Shares will be validly issued, fully paid and non-assessable.

2.    When the Shares that may be offered and sold by a certain Registered Stockholder upon the exercise of a warrant have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of such Registered Stockholder, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the warrant, the issuance of such Shares will have been duly authorized by all necessary corporate action of the Company, and such Shares will be validly issued, fully paid and non-assessable.

3.    When all of the remaining Shares that may be offered and sold by certain Registered Stockholders upon the conversion of any shares of Class B Common Stock, par value $0.00001 per share, of the Company (the “Class B Common Stock”) into shares of Class A Common Stock or the conversion of any series of preferred stock of the Company, par value $0.00001 per share, into shares of Class B Common Stock and the subsequent conversion of such shares of Class B Common Stock into Class A Common Stock have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of such Registered Stockholders, the issuance of such Shares will have been duly authorized by all necessary corporate action of the Company, and such Shares will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP